                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) June 6, 1997
                                                          --------------


                          MICROLEAGUE MULTIMEDIA, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



      Pennsylvania                   1-11743                 23-2563090
----------------------       ------------------------    ---------------------
(State or other juris-       (Commission File Number)    (IRS Employer Identi-
 diction of incorporation)                                fication No.)


1001 Millersville Road, Lancaster, Pennsylvania                  17604
-----------------------------------------------                ----------
(Address of principle executive offices)                       (Zip Code)


Registrant's telephone number, including area code    717-872-6567
                                                      ------------


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


                        Exhibit Index appears on Page 23

Item 2.           Acquisition or Disposition of Assets.

                  On June 6, 1997, MicroLeague Multimedia, Inc. (the "Company") entered into an Acquisition Agreement (the "Acquisition Agreement") with KidSoft, L.L.C. ("KidSoft"), The Hearst Corporation ("Hearst"), Ameritech Corporation ("Ameritech"), KidSoft Holdings, Inc., Ameritech KidSoft Holdings, Inc., KidSoft, Inc., Daniel D. Barry and Lawrence R. Gross pursuant to which the Company acquired all of the outstanding membership interests of KidSoft, a leading distributor of children's multimedia education and entertainment software based in Cupertino, California. In consideration of the acquisition of such interests, the Company issued an aggregate of 1,450,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") and warrants (the "Warrants") to purchase 100,000 shares of Common Stock.

                  Pursuant to the terms of the Acquisition Agreement, in the event the Company proposes to register any additional shares of its Common Stock pursuant to the provisions of the Securities Act of 1933, as amended, the Company is obligated to register the resale of the shares of Common Stock issued pursuant to the Agreement and the shares of Common Stock issuable upon exercise of the Warrants, subject to certain exceptions.

                  Pursuant to the terms of the Acquisition Agreement, the Company is obligated to elect John Connors, the former President and Chief Executive Officer of KidSoft, and one representative from each of Hearst and Ameritech, to the Company's Board of Directors.

                  Simultaneous with the execution of the Acquisition Agreement, the Company entered into a Stock Purchase Agreement with Hearst and Ameritech (the "Stock Purchase Agreement") pursuant to which Hearst and Ameritech purchased an aggregate of 252,633 shares of Common Stock for $1.2 million. The Stock Purchase Agreement provides Hearst and Ameritech with registration rights similar to those outlined above with respect to the shares of Common Stock purchased thereunder.

                  Copies of the Acquisition Agreement and the Stock Purchase Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  KIDSOFT, L.L.C. FINANCIAL STATEMENTS

                  Report of Independent Accountant

                  KidSoft, L.L.C. Balance Sheets, December 31, 1996 and December
                           31, 1995

                  KidSoft, L.L.C. Statements of Operations for the period from
                           May 12, 1995 to December 31, 1995 and for the year ended December 31, 1996

                  KidSoft, L.L.C. Statements of Members' Capital for the period from May 12, 1995 to December 31, 1995 and for the year ended December 31, 1996

                  KidSoft, L.L.C. Statements of Cash Flows for the period from
                           May 12, 1995 to December 31, 1995 and for the year ended December 31, 1996

                  Notes to KidSoft, L.L.C. Financial Statements

                  KidSoft, L.L.C. Unaudited Balance Sheet, March 31, 1997

                  KidSoft, L.L.C. Unaudited Statements of Operations for the quarters ended March 31, 1997 and March 31, 1996

                  KidSoft, L.L.C. Unaudited Statements of Cash Flows for the quarters ended March 31, 1997 and March 31, 1996


         (b)      Pro Forma Financial Information.

                  Pro Forma Balance Sheet, March 31, 1997

                  Pro Forma Statement of Operations for the quarter ended March 31, 1997

                  Pro Forma Statement of Operations for the year ended December 31, 1996

                  Pro Forma Statement of Operations for the year ended December 31, 1995

                  Notes to Unaudited Consolidated Pro Forma Financial
                  Information


         (c)               Exhibits.

                           2.1 Acquisition Agreement, dated as of June 6, 1997, among MicroLeague Multimedia, Inc., KidSoft, L.L.C., The Hearst Corporation, KidSoft Holdings, Inc., Ameritech Corporation, Ameritech KidSoft Holdings, Inc., KidSoft, Inc., Daniel D. Barry and Lawrence R. Gross.

                           2.2 Stock Purchase Agreement, dated as of June 6, 1997, among MicroLeague Multimedia, Inc., The Hearst Corporation and Ameritech Corporation.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Members of KidSoft, L.L.C.:

We have audited the accompanying balance sheet of KidSoft, L.L.C. (a Delaware limited liability company) (the "Company") as of December 31, 1996 and the related statements of operations, members' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for KidSoft, L.L.C. for the period from May 12, 1995 (inception) to December 31, 1995 were audited by other auditors whose report, dated March 1, 1996, on those statements expressed an unqualified opinion and included an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1996 financial statements referred to above present fairly, in all material respects, the financial position of KidSoft, L.L.C. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has cumulative net losses as of December 31, 1996 which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Deloitte and Touche, LLP
February 28, 1997
(March 20, 1997 as to Note 9)

KIDSOFT, L.L.C.
(A Delaware Limited Liability Company)

BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------


ASSETS                                                    1996          1995

CURRENT ASSETS:
 Cash and equivalents                                 $   553,348   $ 6,727,765
 Accounts receivable, net of allowance for doubtful
   accounts of $118,300 and $36,800, respectively         473,139       701,765
 Receivable from member                                    67,821            --
 Inventories                                            2,028,344       928,307
 Prepaid and other current assets                         582,153       205,653
                                                      -----------   -----------

         Total current assets                         $ 3,704,805   $ 8,563,490

PROPERTY AND EQUIPMENT, Net                             1,247,095     1,943,012

OTHER ASSETS                                               80,946        94,172
                                                      -----------   -----------

TOTAL                                                 $ 5,032,846   $10,600,674
                                                      ===========   ===========

LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES:
 Accounts payable                                       1,733,832     1,196,617
 Accrued expenses                                         711,951     2,598,992
 Deferred revenue and advances                            155,000       356,761
 Current portion of capital lease obligations             321,898       546,209
                                                      -----------   -----------

         Total current liabilities                    $ 2,922,681   $ 4,698,579

NOTES PAYABLE TO MEMBERS                                1,900,000            --

CAPITAL LEASE OBLIGATIONS                                 162,626       665,196
                                                      -----------   -----------

         Total liabilities                              4,985,307     5,363,775

COMMITMENTS (Notes 5 and 6)

MEMBERS' CAPITAL                                           47,539     5,236,899
                                                      -----------   -----------

TOTAL                                                 $ 5,032,846   $10,600,674
                                                      ===========   ===========


                        See notes to financial statements

KIDSOFT, L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS
PERIOD FROM MAY 12, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------


                                                                                1996                     1995
NET SALES:
 Retail                                                                     $  4,714,522            $     479,530
 Direct Marketing                                                              2,362,899                3,660,740
 Special markets                                                               2,133,503                        -
 Online                                                                          336,406                        -
 Publishing                                                                            -                  868,093
                                                                            ------------            -------------

     Total net sales                                                        $  9,547,330             $  5,008,363

COST OF SALES:
 Retail                                                                        1,321,968                  853,431
 Direct marketing                                                              1,336,717                1,725,577
 Special markets                                                                 987,227                        -
 Online                                                                          205,574                        -
 Publishing                                                                            -                  600,637
                                                                            ------------            -------------

     Total cost of sales (exclusive of depreciation and
     amortization shown separately below)                                      3,851,486                3,179,645

GROSS PROFIT                                                                   5,695,844                1,828,718

SELLING, GENERAL, AND ADMINISTRATIVE
EXPENSES
     (Exclusive of depreciation and amortization
     shown separately below)                                                  10,072,074               10,917,602

DEPRECIATION AND AMORTIZATION                                                    737,136                  392,717
                                                                            ------------            -------------

     Loss from operations                                                     (5,113,366)              (9,481,601)
                                                                            ------------            -------------

OTHER EXPENSES:
 Loss on disposal of assets                                                       (7,915)                (255,557)
 Interest expense, net                                                           (85,023)                 (51,905)
 Other expense, net                                                               (6,583)                       -
                                                                            ------------            -------------

     Total other expenses, net                                                   (99,521)                (307,462)
                                                                            ------------            -------------

NET LOSS                                                                     ($5,212,887)             ($9,789,063)
                                                                            ============             ============


                       See notes to financial statements.

KIDSOFT, L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF MEMBERS' CAPITAL
PERIOD FROM MAY 12, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------


                                                      KidSoft, Inc.          Other Investors           Total

Capital contributions, May 12, 1995                   ($5,174,038)             $20,200,000            $15,025,962

Net loss                                                        -              ( 9,789,063)           ( 9,789,063)
                                                      -----------              -----------            -----------

Balances, December 31, 1995                           ($5,174,038)             $10,410,937            $ 5,236,899

Capital contributions                                      23,527                        -                 23,527

Net Loss                                                        -               (5,212,887)           ( 5,212,887)
                                                      -----------              -----------            -----------

Balances, December 31, 1996                           ($5,150,511)             $ 5,198,050            $    47,539
                                                      ============             ===========            ===========


                        See notes to financial statements

KIDSOFT, L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF CASH FLOW
PERIOD FROM MAY 12, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------


                                                                                1996                     1995

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                 $(5,212,887)             $(9,789,063)
   Adjustments to reconcile net loss to net cash used for
     operating activities:
   Depreciation and amortization                                                737,136                  392,717
   Loss on disposal of fixed assets                                               7,915                  255,557
   Changes in assets and liabilities, net of amounts contributed in 1995 by
     KidSoft, Inc.:
   Accounts receivable                                                          228,626                 (132,972)
   Receivable from member                                                       (67,821)                       -
   Inventories                                                               (1,100,037)                (749,485)
   Prepaid and other current assets                                            (376,500)                (125,709)
   Accounts payable                                                             537,215                 (873,966)
   Accrued expenses                                                          (1,887,041)               1,923,002
   Deferred revenue and advances                                               (201,761)                (103,196)
                                                                            -----------              -----------

       Net cash used for operating activities                               $(7,335,155)             $(9,203,115)
                                                                            -----------              -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment                                        (91,466)                (612,636)
   Proceeds from sale of property and equipment                                  43,332                        -
   Other assets                                                                  13,226                  (71,882)
                                                                            -----------              -----------

       Net cash used for investing activities                               $   (35,908)             $  (684,518)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under notes payable to members                                  1,900,000                        -
   Capital contributions                                                         23,527               16,838,879
   Principal payments under capital lease obligations                          (726,881)                (223,481)
                                                                                                     ------------

     Net cash provided by financing activities                                1,996,646               16,615,398
                                                                            -----------              -----------

NET INCREASE (DECREASE) IN CASH
AND EQUIVALENTS                                                              (6,174,417)               6,727,765
                                                                            -----------              -----------

CASH AND EQUIVALENTS - Beginning of period                                    6,727,765                        -
                                                                            -----------              -----------

CASH AND EQUIVALENTS - End of period                                      $     553,348             $  6,727,765
                                                                          =============             ============

SUPPLEMENTAL NONCASH INVESTING
AND FINANCING ACTIVITIES
   Purchase of equipment under capital leases                                                      $   1,235,294
   Investment of assets and liabilities by
     KidSoft, Inc., net of cash                                                                    $  (5,312,917)
   Conversion of bridge loan into investment in KidSoft, L.L.C.                                    $   3,500,000
   Conversion of accrued interest into investment in KidSoft, L.L.C.                               $     151,416

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:
   Cash paid for interest                                                 $    112,830              $     17,812
                                                                          =============             ============

                        See notes to financial statements

KIDSOFT, L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS
PERIOD FROM MAY 12, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------

1.  FORMATION AND BUSINESS OF THE COMPANY

KidSoft, L.L.C. (the "Company"), a Delaware limited liability company, was formed on May 12, 1995 to acquire substantially all of the assets and liabilities of KidSoft, Inc. as well as to receive additional investments from outside investors. The Company distributes educational software products for children through retail channels, mail order, OEM bundling, on-line, CD-ROM unlock and special promotions.

Investor members in KidSoft, L.L.C. received a percentage interest in the Company based on the amount invested and the total agreed upon valuation of the Company at the date of the investment. These percentage interests are adjusted each time additional capital contributions are received by the Company. At December 31, 1996, the percentage interests, on a fully diluted basis, are as follows:

         KidSoft, Inc.                                          52.80%
         KidSoft Holdings, Inc. (Hearst Corporation)            29.40
         Ameritech KidSoft Holdings, Inc.                       17.32
         Other investors                                         0.48
                                                               ------
                                                               100.00%
                                                               ======

The LLC Agreement (the "Agreement") provides that profits for any fiscal year or other applicable period shall be allocated first to the investor members (excluding KidSoft, Inc.) to the extent required and in the proportion required to cause the cumulative amounts of profits allocated to the investor members to equal the cumulative amount of preferred distributions, as defined in the Agreement, distributed or available to be distributed to the investor members; and second, to KidSoft, Inc. to the extent required so that the cumulative amounts of profits allocated to KidSoft, Inc. equals the cumulative amount of the KidSoft preference distributed or available to be distributed to KidSoft, Inc.; and any remaining balance to the members in proportion to their respective percentage interests as of the end of the fiscal year or other applicable period.

Losses for any fiscal year or other applicable period shall be allocated first to the investor members (excluding KidSoft, Inc.) in accordance with their respective percentage interests until, for any investor member, such member's adjusted capital account divided by such member's percentage interest is reduced to equal KidSoft, Inc.'s per share capital account, and then to the remaining investor members in proportion to their respective percentage interests in sequence until each member's per share capital account is reduced to equal KidSoft Inc.'s per share capital account and, accordingly, the adjusted capital account balances of all members are in proportion to their respective percentage interests as to the end of the fiscal year or other applicable period; and any remaining balance to the members in accordance with the previous allocation method, but in a manner which will not produce an adjusted capital account deficit as to such members. To the extent such allocation would result in all members having an adjusted capital account deficit, such loss shall be allocated to the members in proportion to their respective percentage interests.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has reported cumulative net losses through December 31, 1996 in the amount of $15,001,950. In addition, KidSoft, Inc., its predecessor company, has accumulated losses of $14,264,244 at the date of the transfer of its assets to KidSoft, L.L.C. Management plans to obtain additional financing or seek a buyer for the Company (see

Note 9). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts, allowance for obsolete inventory, depreciation, and certain accruals. Actual results could differ from those estimates.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade accounts receivable. The risk is limited due to the fact that the Company's trade accounts receivable are derived from customers across a broad demographic base. Management of the Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts.

Cash and Equivalents - The Company considers all highly liquid instruments purchased with maturities of three months or less at the date of purchase to be cash equivalents.

Inventories - Inventories, consisting primarily of CD-ROMs and floppy disks, are stated at the lower of average cost of market. Consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value.

Property and Equipment - Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives (generally three to five years). Assets purchased under capital leases are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset.

Revenue Recognition - The Company recognizes revenues from software sold through retail outlets using the "sell-through" method. Amounts received from retailers prior to sell-through are deferred until the products are sold by the retailer. Product revenue from the direct sale of software is recognized upon shipment or at the time the product is downloaded via CD-ROM unlock. Proceeds from subscriptions are deferred at the time of sale as deferred subscription revenue and are included in revenues on a pro rata basis over the terms of the subscriptions, typically one year. Proceeds from placement of advertisements in the Company's catalog are recognized upon release of the related issue.

Income Taxes - The financial statements include no provision for income taxes since the Company's income and losses are reported in the member's separate tax returns.

Discontinued Activities - During 1995, the Company entered into a plan to discontinue its telesales and magazine subscription activities. The net cost to exit these activities was approximately $300,000 which was recorded as of December 31, 1995. During 1996, the Company transferred its telesales operations to an unrelated company and discontinued publication of its quarterly KidSoft Magazine.

Reclassifications - Certain reclassifications have been made to 1995 amounts to conform to 1996 presentation.

3.  PROPERTY AND EQUIPMENT

Property and equipment at December 31 consist of the following:

                                                            1996          1995

Furniture and equipment                               $1,613,785    $1,684,069
Computer equipment and software                          674,377       637,160
Leasehold improvements                                   235,465       229,852
Automobile                                                16,436        16,436
                                                     -----------   -----------

                                                       2,542,063     2,567,517
Less accumulated depreciation and amortization        (1,294,968)   (  624,505)
                                                     -----------   -----------

                                                      $1,247,095    $1,943,012
                                                      ==========    ==========

4.  NOTES PAYABLE TO MEMBERS

At December 31, 1996, the Company had two notes payable from certain members totaling $1,900,000 bearing interest at prime (8.25% at December 31, 1996) plus 1%. The borrowings are collateralized by all the Company's assets and are due April 1998.

5.  LEASES

The Company leases its facilities under operating leases which expire through July 1998 and leases certain equipment under capital leases. Under the terms of the facility leases, the Company is responsible for its proportionate share of maintenance, taxes, and insurance expenses.

Equipment with a cost of $1,009,119 and net book value of $502,815 at December 1996 (cost of $1,191,390 and net book value of $954,480 at December 31, 1995), has been leased under capital leases.

As of December 31, 1996, future annual minimum lease payments under capital and operating leases are as follows:

                                           Capital Leases     Operating Leases

1997                                            $374,593              $365,000
1998                                            $149,189              $191,000
                                                --------              --------

Total minimum lease payments                    $523,782              $556,000
                                                                      ========
Less amounts representing interest               (39,258)


Present value of minimum lease payments          484,524
Less current portion                            (321,898)

Capital lease obligations                       $162,626
                                                ========

Total rent expense was $412,000 and $267,000 in 1996 and 1995, respectively.

6.  DISTRIBUTION AGREEMENTS

The Company assumed the responsibilities under a marketing agreement entered into during 1994 between KidSoft, Inc. and a manufacturer of personal computers whereby the Company's products would be distributed by packaging them with personal computers equipped with CD-ROM drives.

In October 1995, the Company entered into an exclusive distribution agreement for its retail products with an outside distributor. The agreement is for a three year period for a territory that includes the United States, its territories and possessions and Puerto Rico. Distribution fees are charged at 9% of net sales up to $20 million in annual net sales. Net sales in excess of $20 million are assessed distribution fees at a declining rate until all net sales in excess of $50 million are charged a 5% fee.

Effective April 1, 1996, the Company amended the distribution agreement such that distribution fees are charged at 6.75% of net sales up to $10 million in annual net sales. Net sales in excess of $10 million are assessed distribution fees at a declining rate until all net sales in excess of $15 million are charged a 5% fee.

7.  RELATED PARTY TRANSACTIONS

The Company has entered into an agreement with KidSoft, Inc. whereby KidSoft, Inc. provides all full and part-time employees to the Company. The Company reimburses KidSoft, Inc. for all employee-related expenses. The amounts paid to KidSoft, Inc. under this agreement for the years ended December 31, 1996 and 1995 were $4,049,383 and $4,036,063, respectively. At December 31, 1996, $70,750 was owed to KidSoft under the agreement, which has been included in accrued expenses.

8.  LITIGATION

The Company is involved in litigation arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

9.  SUBSEQUENT EVENT

On March 20, 1997, the Company signed a nonbinding letter of intent with MicroLeague Multimedia, Inc. This transaction is subject to a due diligence investigation and business review to be performed by each party. There is no assurance that the acquisition will be consummated.

                                    * * * * *

                                 KIDSOFT, L.L.C.
                                  BALANCE SHEET
                              AS OF MARCH 31, 1997
                                   (Unaudited)


ASSETS

Cash and cash equivalents                                          $     52,066
Accounts receivable, gross                                              202,737
Allowance for returns                                                   (83,040)
Inventories                                                           1,161,258
Inventory reserve                                                      (154,278)
Royalty advances                                                        371,085
Other current assets                                                    141,145
Deferred Tax Asset                                                            0
                                                                   ------------

       Total current assets                                        $  1,690,973
                                                                   ============

Property, plant and equipment, gross                                  2,530,175
Less: Accumulated Depreciation                                       (1,452,199)
Goodwill                                                                      0
Capitalized software costs                                                    0
Intangible assets                                                             0
Other assets                                                             78,839
                                                                   ------------

       Total assets                                                $  2,847,788
                                                                   ============

LIABILITIES & MEMBERS' CAPITAL

Notes payable                                                                 0
Current portion of long-term debt                                       284,382
Deferred revenue                                                              0
Accounts Payable                                                      1,131,356
Cash Overdraft
Other accrued liabilities                                               222,385
Other current liabilities                                                93,245
                                                                   ------------

       Total current liabilities                                   $  1,731,368
                                                                   ============

Long-term debt                                                        2,156,752
Deferred income taxes                                                         0
                                                                   ------------

       Total liabilities                                           $  3,888,120
                                                                   ------------

Members' Capital:
Common stock                                                            378,628
Preferred stock                                                       8,739,478
Treasury stock                                                                0
Additional paid-in capital                                           20,200,000
Accumulated deficiency                                              (30,358,438)
Receivable from Members                                                       0
                                                                   ------------

       Total Members' Capital                                      $ (1,040,332)
                                                                   ------------
       Total Liabilities and Members' Capital                      $  2,847,788
                                                                   ============

                                 KIDSOFT, L.L.C.
                             STATEMENT OF OPERATIONS
                 FOR THE QUARTERS ENDED MARCH 31, 1997 AND 1996
                                    (Unaudited)



                                                      1997              1996
                                                      ----              ----

Net Sales                                         $ 1,281,957       $ 2,024,002

Cost of goods sold                                    991,632         1,002,050
                                                  -----------       -----------

Gross Profit                                          290,325         1,021,952
Operating expenses:
Sales & Marketing                                     235,502         1,276,509
Operations                                            425,597           644,973
General & Administration                              649,573           904,050
                                                  -----------       -----------


(Loss) from operations                             (1,020,347)       (1,803,580)

Interest expense                                           --                --

Other expenses, net                                   (67,524)          (16,382)

Provision for income taxes                                 --                --
                                                  -----------       -----------

Income from Continuing Operations                  (1,087,871)       (1,819,962)
                                                  -----------       -----------

Net (Loss) Income                                 $(1,087,871)      $(1,819,962)
                                                  ===========       ===========

                                 KIDSOFT, L.L.C.
                             STATEMENT OF CASH FLOWS
                 FOR THE QUARTERS ENDED MARCH 31, 1997 AND 1996
                                   (Unaudited)


                                                            1997          1996
                                                            ----          ----
Cash flows used in operating activities:

   Net income                                         $ (1,087,871)    $ (1,819,962)
   Adjustments to reconcile net income to
     net cash used in operating activities
   Depreciation                                            157,231          176,509
   Amortization                                            490,315                -
   Changes in operating assets and liabilities:
     Decrease in accounts receivable                       421,263        1,374,291
     Decrease in inventories                             1,021,364          195,746
     Decrease in other current assets                       69,923         (268,023)
     Decrease in other assets                                2,107                -
     Decrease in accounts payable                         (602,476)        (359,237)
     Decrease in other accrued liabilities                (645,315)      (2,598,992)
    (Decrease) increase in other current liabilities      (396,321)         993,382
                                                        ----------       ----------

   Net cash used in operating activities                  (569,780)      (2,306,286)

Cash flows used in investing activities:

   Disposition of property, plant and equipment             11,888                -
                                                        ----------       ----------
   Net cash used in investing activities                    11,888                -
                                                        ----------       ----------

Cash flows provided by financing activities:

   Net increase (decrease) in long term debt                56,610         (151,210)
                                                        ----------       ----------
    Net decrease in common stock & a.p.i.c                       -            4,766
                                                        ----------       ----------

   Net cash provided by financing activities                56,610         (146,444)
                                                        ----------       ----------

Net (decrease) in cash and cash equivalents               (501,282)       6,727,765

Cash and cash equivalents, beginning of period             553,348       (2,452,730)
                                                        ----------       ----------

Cash and cash equivalents, end of period                $   52,066     $  4,275,035
                                                        ==========       ==========

                                      -15-

   (b) PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 1997 and Pro Forma Consolidated Statement of Operations (unaudited) for the 3 months ended March 31, 1997 give pro forma effect to (i) the Registrant's acquisition of KidSoft, L.L.C. ("KidSoft") as described more fully under Item 2 of the Report, as if such transaction occurred as of March 31, 1997 for the Pro Forma Consolidated Balance Sheet and as of January 1, 1997 for the Pro Forma Consolidated Statement of Operations. This acquisition was treated as a "purchase" for accounting purposes.

The Pro Forma Consolidated Balance Sheet is based on (i) the Registrant's historical condensed consolidated balance sheet as of March 31, 1997 (which reflects the acquisition of Rabbit Ears Productions, Inc. ("Rabbit Ears") on February 18, 1997), and (ii) KidSoft condensed balance sheet as of March 31, 1997.

The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 is based on (i) the Registrant's historical condensed consolidated statement of operations for the fiscal year ended December 31, 1996 (which reflects data for Micro Sports, Inc. ("Micro Sports") for the period beginning October 24, 1996, (ii) Rabbit Ears' audited condensed statement of operations for the year ended December 31, 1996 and (iii) KidSoft's audited condensed statement of operations for the year ended December 31, 1996.

The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 is based on (i) the Registrant's historical, condensed consolidated statement of operations for the fiscal year ended December 31, 1995 (which reflects data for AbleSoft, Inc. ("AbleSoft") for the period beginning October 1, 1995), (ii) AbleSoft's statement of operations for the nine months ended September 30, 1995, (iii) Micro Sports statement of operations for the year ended December 31, 1995, (iv) Rabbit Ears' audited condensed statement of operations for the year ended December 31, 1995, and (v) KidSoft's audited condensed statement of operations for the year ended December 31, 1995.

The pro forma information does not purport to be indicative of the combined results of operations or financial position that would have been reported had these transactions taken place as of March 31, 1997 with respect to the Pro Forma Consolidated Balance Sheet or as of January 1, 1997 with respect to the Pro Forma Consolidated Statement of Operations, as the case may be, or future results of operations or financial position of the Registrant. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Registrant's historical financial statements and related notes thereto for the quarter ended March 31, 1997 on Form 10-QSB and for the year ended December 31, 1996 included in its Annual Report on Form 10-KSB and the historical financial statements and notes thereto of KidSoft for the years ended December 31, 1996 and 1995 included in the Report under Item 7(a).

                          MicroLeague Multimedia, Inc.
                      Pro Forma Consolidated Balance Sheet
                                at March 31, 1997

                                   Historical

                                                                               Pro Forma
                                                                              Adjustments
ASSETS                                         MicroLeague      KidSoft       for KidSoft            Pro Forma
------                                         -----------      -------       -----------            ---------
                                              (unaudited)      (unaudited)    (unaudited)           (unaudited)

Cash and cash equivalents                     $   27,436       $   52,066     $1,140,159 (2)        $ 1,219,661
Accounts receivable, gross                     1,567,746          202,737                             1,770,483
Allowance for returns                           (430,000)         (83,040)                             (513,040)
Inventories, net                               1,359,013        1,006,980                             2,365,993
Royalty advances                                  91,625          371,085                               462,710
Other current assets                              79,009          141,145                               220,154
Deferred tax asset                                80,534                -                                80,534
                                              ----------       ----------     ----------            -----------
     Total current assets                      2,775,363        1,690,973      1,140,159 (2)          5,606,495
                                              ==========       ==========     ==========            ===========

Property, plant and equipment                    895,457        2,530,175                             3,425,632
Less: Accumulated Depreciation                         -       (1,452,199)                           (1,452,199)
Goodwill                                       3,875,586                -      6,177,832 (1)         10,053,418
Capitalized software costs                        63,836                -                                63,836
Intangible assets                              2,260,414                -                             2,260,414
Other assets                                      50,073           78,839                               128,912
                                              ----------       ----------     ----------            -----------
     Total assets                             $9,920,729       $2,847,788     $7,317,991            $20,086,308
                                              ==========       ==========     ==========            ===========

LIABILITIES AND SHAREHOLDERS'
EQUITY

Notes payable                                 $2,130,000       $        -                           $ 2,130,000
Current portion of long-term                     438,626          284,382                               723,008
Deferred revenue                                       -                -                                     -
Accounts payable                               1,888,617        1,131,356                             3,019,973
Cash overdraft                                    59,841                -     $  (59,841)(2)                  -
Other accrued liabilities                        833,849          222,385        300,000 (1)          1,356,234
Other current liabilities                              -           93,245              -                 93,245
                                              ----------       ----------     ----------            -----------
     Total current liabilities                 5,350,933        1,731,368        240,159              7,322,460
                                              ==========       ==========     ==========            ===========

Long-term debt                                   683,678        2,156,752     (2,050,000)(1)            790,430
Deferred income taxes                             80,534                -              -                 80,534
                                              ----------       ----------     ----------            -----------
     Total liabilities                         6,115,145        3,888,120     (1,809,841)             8,193,424
                                              ==========       ==========     ==========            ===========

Shareholders' equity (deficiency)              3,805,584       (1,040,332)     9,827,832 (1)(2)      11,893,084
                                              ----------       ----------     ----------            -----------
          Total liabilities and
          shareholders' equity                $9,920,729       $2,847,788     $7,317,991            $20,086,508
                                              ==========       ==========     ==========            ===========

                          MicroLeague Multimedia, Inc.
                 Pro Forma Consolidated Statement Of Operations
                    for the Three Months ended March 31, 1997


                                                                             Pro Forma
                                            MicroLeague                     Adjustments
                                           Consolidated       KidSoft         KidSoft       Pro Forma
                                           ------------       -------         -------       ---------
                                           (unaudited)      (unaudited)     (unaudited)

Net sales                                    $1,190,603       $1,281,957                   $ 2,472,560

Cost of goods sold                              404,822          991,632                     1,396,454
                                            -----------      -----------     ----------    -----------

Gross profit                                    785,781          290,325                     1,076,106

Operating expenses:
Product development                             354,785                -                       354,785
Selling & marketing                             206,699          235,502                       442,201
Depreciation & amortization                     172,751          178,608                       351,359
General & administration                        234,795          896,562     $ 154,446 (8)   1,285,803
                                            -----------      -----------     ----------    -----------

Total operating expenses                        969,030        1,310,672       154,446       2,434,148
                                            -----------      -----------     --------      -----------

(Loss) from operations                         (183,249)      (1,020,347)     (154,446)     (1,358,042)
                                            -----------      -----------     ---------     -----------

Interest expense                                 31,359                                         31,359

Other expenses (income), net                          -           67,524             -          67,524
                                            -----------      -----------     ---------     -----------

(Loss) before provision
     for income taxes                          (214,608)      (1,087,871)     (154,446)     (1,456,921)

Benefit (provision) for income taxes,
     before extraordinary items                       -                -        61,778 (4)      61,778
                                            -----------      -----------     ----------    -----------

(Loss) before extraordinary items              (214,608)      (1,087,871)      (92,668)     (1,395,147)

(Loss) from operations of discontinue          (312,232)               -             -        (312,232)
                                            -----------      -----------     ----------    -----------

Net (loss)                                     (526,840)      (1,087,871)      (92,668)     (1,707,379)
                                            ===========      ===========     =========     ===========

Per share of common stock
     Net (loss) per share from continuing         (0.05)                                         (0.23)
     (Loss) per share from discontinued           (0.07)                                          0.05
                                            -----------                                    -----------
     Net (loss) per common share                  (0.12)                                         (0.28)
                                            ===========                                    ===========

Weighted average common shares
     outstanding                              4,372,980                                      6,075,614 (1)(2)
                                            ===========                                    ===========

                          MicroLeague Multimedia, Inc.
                      Consolidated Statement Of Operations
                      for the Year ended December 31, 1996

                                      MicroLeague
                                     Consolidated   Micro Sports  Rabbit Ears      KidSoft
                                     ------------   ------------  -----------      -------
Net Sales                             $4,087,037       $91,494    $1,968,088     $9,547,330

Cost of goods sold                     3,488,509             -       911,610      3,851,486
                                      ----------      --------    ----------     ----------
Gross profit                             598,528        91,494     1,056,478      5,695,844

Operating expenses:
Product development                    1,487,523             -             -              -
Selling & marketing                    1,771,645             -             -              -
General & admin.                       2,307,556       987,586     1,259,405     10,809,210
                                      ----------      --------    ----------     ----------
Total operating expenses               5,566,724       987,586     1,259,405     10,809,210
                                      ----------      --------    ----------     ----------
(Loss) from operations                (4,968,196)     (896,092)     (202,927)    (5,113,366)
                                      ----------      --------    ----------     ----------
Interest expense                         257,815         3,768       147,101         85,023

Other expenses, net                            -         9,356             -         14,498
                                      ----------      --------    ----------     ----------
Income (Loss) before provision
     for income taxes                 (5,226,011)     (909,216)     (350,028)    (5,212,887)

(Provision) benefit for income
     taxes, before extraordinary
     items                               (16,300)            -             -              -
                                      ----------      --------    ----------     ----------
(Loss) before extraordinary items     (5,242,311)     (909,216)     (350,028)    (5,212,887)

Extraordinary loss on early
     extinguishment of debt              340,303             -             -              -
                                      ----------      --------    ----------     ----------
Net (loss)                            (5,582,614)     (909,216)     (350,028)    (5,212,887)
                                      ==========      ========    ==========     ==========
Per share of common stock
     Loss before extraordinary items      ($1.46)
     Extraordinary items                  ( 0.10)
                                      ----------
     Net (loss)                           ($1.56)
                                      ==========
Weighted avg. common
     shares outstanding                3,584,722
                                      ==========

                                       Pro Forma       Pro Forma       Pro Forma
                                      Adjustments     Adjustments     Adjustments
                                      Micro Sports    Rabbit Ears       KidSoft         Pro Forma
                                      ------------    -----------     -----------       ---------
                                       (Unaudited)    (Unaudited)     (Unaudited)
Net Sales                                                                               $15,693,949

Cost of goods sold                             -                -               -         8,251,605
                                      ----------      -----------     -----------       -----------
Gross profit                                   -                -               -         7,442,344

Operating expenses:
Product development                                                                       1,487,523
Selling & marketing                                                                       1,771,645
General & admin.                         223,125(6)       116,845(7)      119,783(8)(9)  16,321,510
                                      ----------      -----------     -----------       -----------
Total operating expenses                 223,125          116,845         119,783        19,580,678
                                      ----------      -----------     -----------       -----------
(Loss) from operations                  (223,125)        (116,845)       (119,783)      (12,138,334)
                                      ----------      -----------     -----------       -----------
Interest expense                                                                            493,707

Other expenses, net                            -                -               -            23,854
                                      ----------      -----------     -----------       -----------
Income (Loss) before provision
     for income taxes                   (223,125)        (116,845)       (119,783)      (12,655,895)

(Provision) benefit for income
     taxes, before extraordinary
     items                                89,250(4)        46,738(4)       47,913(4)        366,801
                                      ----------      -----------     -----------       -----------
(Loss) before extraordinary items       (133,875)         (70,107)        (71,870)      (12,289,094)

Extraordinary loss on early
     extinguishment of debt                    -                -               -           340,303
                                      ----------      -----------     -----------       -----------
Net (loss)                              (133,875)         (70,107)        (71,870)      (12,629,397)
                                      ==========      ===========     ===========       ===========
Per share of common stock
     Loss before extraordinary item                                                           (2.21)
     Extraordinary items                                                                      (0.06)
                                                                                 ,      -----------
     Net (loss)                                                                              ($2.27)
                                                                                        ===========
Weighted avg. common
     shares outstanding                                                                   5,555,453(1)(2)
                                                                                        ===========

                          MicroLeague Multimedia, Inc.
                      Consolidated Statement Of Operations
                      for the Year ended December 31, 1995

                                       MicroLeague
                                      Consolidated     AbleSoft   Micro Sports   Rabbit Ears     KidSoft
                                      ------------     --------   ------------   -----------     -------
Net Sales                               $5,010,156   $ 547,206      $185,437      $2,277,242    $5,008,363
Cost of goods sold                       2,374,975     156,082        18,481         505,517     3,179,645
                                        ----------   ---------   -----------     -----------   -----------
Gross profit                            $2,635,181     391,124       166,956       1,771,725     1,828,718

Operating expenses:
Product development                        215,167           -             -               -             -
Selling & marketing                        515,882     160,208             -               -             -
General & admin.                         1,555,838     376,655     1,358,673       3,250,659    11,310,319
                                        ----------   ---------   -----------     -----------   -----------
Total operating expenses                 2,286,887     536,863     1,358,673       3,250,659    11,310,319
                                        ----------   ---------   -----------     -----------   -----------
(Loss) from operations                     348,294    (145,739)   (1,191,717)     (1,478,934)   (9,481,601)
                                        ----------   ---------   -----------     -----------   -----------
Interest expense                           224,451      22,844         5,535          65,914        51,905

Other expenses (income), net                41,054      16,295       (75,021)              -       255,557
                                        ----------   ---------   -----------     -----------   -----------
Income (loss) before provision
     for income taxes                       82,789    (184,878)   (1,122,231)     (1,544,848)   (9,789,063)

Benefit (provision) for income taxes,
  before extraordinary items                16,300           -             -               -             -
                                        ----------   ---------   -----------     -----------   -----------
Net (loss) income                       $   99,089   $(184,878)  $(1,122,231)    $(1,544,848)  $(9,789,063)
                                        ==========   =========   ===========     ===========   ============
Pro Forma income data as reflect
  income taxes for 1995
     Income before taxes                    82,789
     Income tax provision                   33,116
                                        ----------
                                            49,673
Per share of common stock
     Net Income (loss) per common share      (0.02)
                                        ==========
Weighted avg. common
     shares outstanding                  2,937,978
                                        ==========

                                       Pro Forma     Pro Forma      Pro Forma     Pro Forma
                                      Adjustments   Adjustments    Adjustments   Adjustments
                                       Ablesoft     Micro Sports   Rabbit Ears     KidSoft      Pro Forma
                                      -----------   ------------   -----------   -----------    ---------
                                      (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)


Net Sales                                                                                      $ 13,028,404
Cost of goods sold                                                                                6,234,700
                                                                                               ------------
Gross profit                                                                                      6,793,704

Operating expenses:
Product development                          -              -              -            -           215,167
Selling & marketing                          -              -              -            -           676,090
General & admin.                        68,091(3)     297,500(6)     116,845(7)   119,783(8)(9)  18,952,363
                                      --------      ---------       --------    ---------      ------------
Total operating expenses                68,091        297,500        116,845      119,783        19,843,620
                                      --------      ---------       --------    ---------      ------------
(Loss) from operations                 (68,091)      (297,500)      (116,845)    (119,783)      (13,049,916)
                                      --------      ---------       --------    ---------      ------------
Interest expense                        28,818(5)                                                   399,467

Other expenses (income), net                 -              -              -            -           237,885
                                      --------      ---------       --------    ---------      ------------
Income (loss) before provision
     for income taxes                  (96,909)      (297,500)      (116,845)    (119,783)      (13,687,268)

Benefit (provision) for income taxes,
  before extraordinary items            38,763        119,000         46,738       47,913           467,914
                                      --------      ---------       --------    ---------      ------------
Net (loss) income                     $(58,146)     $(178,500)      $(70,107)    $(71,870)     $(13,219,354)
                                      ========      =========       ========    =========      ============

Pro Forma income data as reflect
  income taxes for 1995
     Income before taxes
     Income tax provision

Per share of common stock
     Net Income (loss) per C                                                                         $(2.53)
                                                                                               ============
Weighted avg. common
     shares outstanding                                                                           5,217,591
                                                                                               ============

                                      -20-

         Notes to Unaudited Consolidated Pro Forma Financial Information



Note 1 Reflects the excess of the purchase price for the net assets acquired under the purchase method of accounting for the KidSoft acquisition as well as eliminate assets and liabilities not assumed by Registrant. The purchase price allocation for KidSoft is based on management's preliminary estimates of the fair value of the assets and liabilities assumed. The final allocation may differ from these estimates. In addition to the assumed liabilities, the consideration for the acquisition consists of 1,450,000 shares of the Registrant's common stock valued at $6,887,500.

Note 2 Also includes the private placement of 252,633 shares of the Company's common stock to certain of the shareholders of KidSoft for $1.2 million which was consummated in connection with the acquisition of KidSoft.

Note 3 Reflects amortization expenses of $56,325 related to $751,000 of goodwill resulting from the Ablesoft Acquisition, which is being amortized over 10 years. Also reflects amortization of non-goodwill intangible assets over the same respective lives.

Note 4 Reflects an estimated tax provision at an assumed rate of 40% on the consolidated results from operations.

Note 5 Reflects interest expenses on debt incurred in connection with the Ablesoft acquisition offset by a reduction of interest expenses on APBA Game Company acquisition debt, which was converted to equity in 1996.

Note 6 Reflects amortization expenses of $282,500 related to goodwill and licensing fees from the Micro Sports acquisition, which is being amortized over 10 years. Also reflects depreciation of property, plant and equipment over 10 years.

Note 7 Reflects amortization expense of $116,845 related to goodwill from the Rabbit Ears' acquisition, which is being amortized over 20 years.

Note 8 Reflects amortization expense of $617,783 per year related to goodwill from the KidSoft acquisition, which is being amortized over 10 years.

Note 9 Reflects reduction in personnel costs of $498,000 per year resulting from the elimination of duplicative functions at KidSoft and the Company.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MICROLEAGUE MULTIMEDIA, INC.
                                            (Registrant)



Date: June 20, 1997                     By: /s/ PETER R. FLANAGAN
                                            ------------------------------------
                                            Name: Peter R. Flanagan
                                            Title: Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.
-----------

2.1 Acquisition Agreement, dated as of June 6, 1997, among MicroLeague Multimedia, Inc., KidSoft, L.L.C., The Hearst Corporation, KidSoft Holdings, Inc., Ameritech Corporation, Ameritech KidSoft Holdings, Inc., KidSoft, Inc., Daniel D. Barry and Lawrence R. Gross.

2.2 Stock Purchase Agreement, dated as of June 6, 1997, among MicroLeague Multimedia, Inc., The Hearst Corporation and Ameritech Corporation.